2022 STOCK AND INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 21, 2022

APPROVED BY THE COMPANY'S SHAREHOLDERS: MAY 30, 2022

Section 1. Purpose

The purpose of this Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and Non-Employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders. This Plan is designed to comply with both United States federal and Canadian tax laws.

Section 2. Definitions

As used in this Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b) "Award" shall mean any Option, Stock Appreciation Right, Deferred Share Unit, Restricted Stock Unit, or Performance Award granted under this Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under this Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 10(b), which may, in the case of Options, Restricted Stock Units and Deferred Share Units be substantively in the form as set out in each of Schedules "A", "B" and "C" attached to this Plan, respectively.

(d) "Blackout Period" has the meaning ascribed to such term under Section 6(a)(ii) of this Plan.

(e) "Board" shall mean the Board of Directors of the Company.

(f) "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the Province of British Columbia;

(g) "Canadian Taxpayer" means a Participant who is liable to taxation under the Tax Act in respect of amounts payable under this Plan;

(h) "Change of Control" shall mean the occurrence of any of the following events:

(A) a takeover bid (as defined in the Securities Act (British Columbia), which is successful in acquiring Shares;

Schedule A

(B) the acquisition by any person, or persons acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia)), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such person(s), constitute in the aggregate for the first time more than 50% of all outstanding voting securities of the Company;

(C) an amalgamation, arrangement, business combination or similar form of transaction of the Company with another company that results in the holders of voting securities of that other company holding, in the aggregate, more than 50% of all outstanding voting securities of the Company resulting from the transaction;

(D) the sale, lease, spin-out or exchange of all or substantially all of the property of the Company to another person, other than in the ordinary course of business of the Company or to a related entity; or

(E) any other transaction that is deemed to be a "Change of Control" for the purposes of this Plan by the Board in its sole discretion.

(i) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j) "Committee" shall mean the Governance and Compensation Committee of the Board or such other committee designated by the Board to administer this Plan.  At any time that the Company is considered a "foreign private issuer" for purposes of the Securities Act and the Exchange Act, the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under this Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

(k) "Company" shall mean Contact Gold Corp., a British Columbia corporation, and any successor corporation.

(l) "Consultant" has the meaning given to such term in Policy 4.4; provided however that for a U.S. Award Holder, Consultant means a natural person that provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company's parent and the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

(m)  "Consultant Company"means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner; provided however that for a U.S. Award Holder, Consultant Company means a company or partnership of which the natural person Consultant is the sole shareholder or partner.

(n) "Deferred Share Unit" shall mean any deferred share unit granted under Section 6(c) of this Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) on the Separation Date.

Schedule A

(o) "Designated Affiliate" shall mean an Affiliate of the Company designated by the Committee for purposes of the Plan, from time to time.

(p) "Director" shall mean a member of the Board.

(q) "Disability" shall mean becoming entitled to long-term disability benefits under such disability benefit plans as the Company may have in effect from time to time, and if no such disability benefit plans are in effect at the time disability needs to be assessed or if the Participant does not participate in such disability plans, having been unable to act as a director, officer or employee or to be employed or engaged by the Company or by a Designated Affiliate in any capacity (including, for greater certainty, as a consultant/contractor) for a period of at least 12 consecutive months, in either case as a result of a long-term, chronic or permanent mental or physical condition.

(r) "Discounted Market Price" has the meaning ascribed to such term under TSXV Policy 1.1 - Interpretation.

(s) "Effective Date" shall mean the date this Plan is adopted by the Board, as set forth in Section 11.

(t) "Eligible Person" shall mean any employee, officer, Non-Employee Director, or Consultant providing services to the Company or any Affiliate, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(u) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

(v) "Fair Market Value" with respect to one Share as of any date shall mean (a) if the Shares are listed on the TSXV or any established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on the last trading day prior to such date, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares. Notwithstanding the foregoing, in the event that the Shares are listed on the TSXV, for the purposes of establishing the exercise price of any Options, the Fair Market Value shall not be lower than the greater of the closing of the market price of the Shares on the TSXV on (a) the prior trading day, and (b) the date of grant of the Options; (b) if the Shares are not so listed on the TSXV or any established stock exchange, the average of the closing "bid" and "asked" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of one Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(w) "Incentive Stock Option" shall mean an option granted under Section 6(a) of this Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(x) "Investor Relations Activities" has the meaning given to such term under TSXV Policy 1 - Interpretation.

Schedule A

(y) "Insider" means:

(i) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary company of the Company; and

(ii) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above.

(z) "Non-Employee Director" shall mean a Director who is not also an employee of the Company or any Affiliate.

(aa) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of this Plan that is not intended to be an Incentive Stock Option.

(bb) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase Shares.

(cc)  "Participant" shall mean an Eligible Person designated to be granted an Award under this Plan.

(dd) "Performance Award" shall mean any right granted under Section 6(e) of this Plan.

(ee) "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(ff) "Plan" shall mean the Company's 2022 Stock and Incentive Plan, as amended from time to time.

(gg) "Policy 4.4" means TSXV Policy 4.4 - Security Based Compensation.

(hh) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of this Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date, provided that in the case of Canadian Taxpayers, that such date shall not be later than December 31 of the third calendar year following the calendar year in which services were performed in respect of the corresponding Restricted Stock Unit awarded.

(ii) "Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(jj) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

(kk) "Separation Date" means the date upon which a Participant ceases providing services to the Company or a Designated Affiliate as an employee (including a director), in each case, without regard to any period of notice, pay in lieu of notice, or severance that may follow the Separation Date pursuant to the terms of the Participant's employment or services agreement (if any), the applicable employment standards legislation or the common law (if applicable), and regardless of whether the Termination was lawful or unlawful, except as may otherwise be required to meet the minimum standards prescribed by the applicable employment standards legislation.

Schedule A

(ll) "Share" or "Shares" shall mean shares of common stock in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of this Plan).

(mm) "Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(nn) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of this Plan.

(oo) "Tax Act" means the Income Tax Act (Canada).

(pp) "Termination" means:

(A) in the case of a director, the removal of or failure to re-elect or re-appoint the director as a director of the Company or a Designated Affiliate or resignation;

(B) in the case of an employee, the Termination of the employment of the employee, with or without cause, by the Company or a Designated Affiliate, regardless of whether such Termination was lawful or unlawful, or resignation;

(C) in the case of an officer, the removal of or failure to re-elect or re-appoint the officer as an officer of the Company or a Designated Affiliate or resignation; or

(D) in the case of a consultant, the Termination of the consulting arrangement with the consultant, whether by notice from the Company or the consultant or otherwise by operation of the terms of the arrangement, or the cessation of services being provided by the consultant, in each case, other than due to the death or Disability of a Participant.

(qq) "TSXV" means the TSX Venture Exchange.

(rr) "U.S. Award Holder" shall mean any holder of an Award who is in the United States or is a "U.S. person" (as defined in Rule 902(k) of Regulation S under the Securities Act) or who is holding or exercising Awards in the United States or while a U.S. Person.

Section 3. Administration

(a) Power and Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the express provisions of this Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations in Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised or settled in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended, subject to the limitations in Section 7; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer this Plan and any instrument or agreement, including an Award Agreement, relating to this Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of the. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of this Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.  Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

Schedule A

(b) Delegation.  The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority in such a manner as would cause this Plan not to comply with applicable exchange rules or applicable corporate law. In accordance with the stock option policy of the Company, the Board has delegated to the Chief Executive Officer of the Company ("CEO") the authority to grant Options within the following parameters:

(i) the CEO may grant Options only to new employees and other Participants that are not (and are not being proposed as) officers or directors of the Company;

(ii) the CEO may grant a maximum grant of 50,000 Options to any one person and a maximum grant of 200,000 Options in any quarter;

(iii) the grant date shall be the date on which the Company enters into the  employment or service relationship and the CEO shall ensure that written evidence created on the date of grant is maintained in the Company's records;

(iv) Options will vest over a two or three year period to be determined by the CEO in accordance with this Plan; and

(v) the CEO shall report to the Board at each meeting of the Board, the number and the terms of Options granted since the previous meeting of the Board.

Schedule A

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under this Plan, unless the exercise of such powers and duties by the Board would cause this Plan not to comply with the requirements of all applicable securities rules and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Non-Employee Directors.

(d) Indemnification.  To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under this Plan shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award made under this Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under this Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person's position with the Company.

Section 4. Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section (c) of this Plan, the aggregate number of Shares that may be issued under all Awards under this Plan shall not exceed 10% of the issued and outstanding common shares of the Company from time to time, subject to adjustment pursuant to Section (c) hereof, and subject to the provisions of sections 422 and 424 of the Code. The aggregate number of Shares that may be issued under all Awards under this Plan shall be reduced by Shares subject to Awards issued under this Plan in accordance with the Share counting rules described in Section 4(b) below. For greater certainty, Shares available for grants of Incentive Stock Options under the Plan to Participants who are not Canadian Taxpayers is limited to 10% of issued and outstanding Shares as of the date of shareholder approval of this Plan.

(b) Counting Shares.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under this Plan.

(i) Shares Added Back to Reserve.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation pursuant to Section 8 of this Plan), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under this Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under this Plan. Notwithstanding the provisions of Section 4(b)(i), any such Shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

Schedule A

(ii) Cash-Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under this Plan.

(iii) Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall be counted against the aggregate number of Shares available for Awards under this Plan.

(iv) Incentive Stock Options.  For purposes of the specific limitations on Incentive Stock Options the number of Shares covered by an Incentive Stock Option shall be counted on the date of grant of such Incentive Stock Option against the aggregate number of Shares available for granting under this Plan.

(c) Adjustments.  In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitation contained in Section 4(d) below; provided, however, that: (i) the number of Shares covered by any Award or to which such Award relates shall always be a whole number; and (ii) the Company may settle any such additional entitlements as a result of an adjustment under this Section 4(c) with cash in lieu of Shares if the Company does not have a sufficient number of Shares available to satisfy its obligations in respect of such adjustment or where the issuance of Shares underlying an Award would result in a breach on the limit of the number of Shares available for issuance under this Plan. Any adjustments shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Any adjustment, other than in connection with a security consolidation or security split, to Awards granted or issued under this Plan must be subject to the prior acceptance of the TSXV, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend or recapitalization.

(d) Limits with Respect to Certain Persons: The maximum number of Awards which may be issued to:

(i) any Consultant in any twelve (12) month period under this Plan may be no more than two percent (2%) of the outstanding Shares; and

Schedule A

(ii) all Persons conducting Investor Relations Activities for the Company in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares;

(iii) Awards granted to Consultants conducting Investor Relations Activities for the Company (or any director, officer, employee or management company employee of the Company whose role and duties primarily consist of Investor Relations Activities) shall vest over a period of not less than twelve (12) months with no more than twenty-five percent (25%) of the options vesting in any three (3) month period; and

(iv) Persons conducting Investor Relations Activities may not receive any Awards other than Options.

Notwithstanding any other provision of this Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Award, as applicable, granted to Consultants conducting Investor Relations Activities for the Company.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company and/or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to employees (which term, as used herein, includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options.  Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, and the provisions of separate Options need not be identical. The Committee is hereby authorized to grant Options to Eligible Persons, provided that such Eligible Person provides services to the Company or any entity in which the Company has a direct or indirect controlling interest, as determined under United States Treasury Regulation 1.409A-1(b)(5)(iii)(E)(1).  For certainty, Options under the Plan may not be awarded to employees of any direct or indirect parent company of the Company.  Options may be granted  with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Exercise Price.  The exercise price per Share shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, (i) that the Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate, provided that the minimum exercise price of such Option is not less than the Discounted Market Price, (ii) with respect to Options granted to Participants other than Canadian Taxpayers, the number of Shares covered by the Option and the exercise price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 409A of the Code; and (iii) the Committee may grant options to Participants who are not Canadian Taxpayers with an exercise price that is less than 100% of the Fair Market Value on the applicable Grant Date if such Options otherwise qualify for exemption from Section 409A of the Code, provided that the minimum exercise price of such Option is not less than the Discounted Market Price.

Schedule A

(ii) Award Term.  The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.  Notwithstanding the foregoing, in the event that the expiry date of an Award  held by a non-U.S. Award Holder falls within a trading blackout period imposed by the Company (a "Blackout Period"), and neither the Company nor the individual in possession of the Award is subject to a cease trade order in respect of the Company's securities, then the expiry date of such Award shall be automatically extended to the 10th Business Day following the end of the Blackout Period.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. Options may also be exercised by way of cashless exercise in accordance with the policies of the TSXV.

(A) Promissory Notes.  Notwithstanding the foregoing, the Committee may not permit payment of the exercise price, either in whole or in part, with a promissory note.

(iv) Incentive Stock Options.  Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) For Options that are intended to be treated as Incentive Stock Options, such Options shall be separately designated as Incentive Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of common stock purchased on exercise of Incentive Stock Options. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Non-Qualified Stock Option.

Schedule A

(B) The aggregate Fair Market Value of the Shares (determined as of the date the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.  To the extent such limitation is exceeded, the Options in excess of such limitation will be treated as Non-qualified Stock Options

(C) All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(D) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(E) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may designate an exercise price below Fair Market Value of a Share on the date the Options is granted (or 110% of the Fair Market Value on the date the Option is granted, as applicable) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or and Affiliate, provided that the number of Shares covered by the  Option and the exercise price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 424 of the Code and that the minimum exercise price of such Option is not less than the Discounted Market Price.

(F) Any Incentive Stock Option authorized under this Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

Schedule A

(G) disinterested Shareholder approval must be obtained for any reduction in the exercise price of an Option, or the extension of the term of an Option, if the Participant is an Insider of the Company at the time of the proposed amendment.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of this Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under this Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that, subject to applicable law and stock exchange rules, the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate, provided that the minimum grant price of such Stock Appreciation Right is not less than the Discounted Market Price. Subject to the terms of this Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations in Section 6(a)(ii) applicable to Options).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, provided, however, that no Stock Appreciation Rights may vest before the date that is one year following the date of issuance.

(c) Restricted Stock Units.  The Committee is hereby authorized to grant an Award of Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine:

(i) Grant. A Restricted Stock Unit Award may be granted to a particular Eligible Person in consideration for services rendered in the calendar year in which the grant occurs or as an incentive for future services rendered by the Eligible Person to the Company or an Affiliate, as the case may be, as determined in the sole and absolute discretion of the Committee.

(ii) Settlement. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, one Share per Restricted Stock Unit held by a Participant shall be issued and delivered to the holder of the Restricted Stock Units, or, at the option of the Participant, a cash payment equal to the Fair Market Value of each Share per Restricted Stock Unit.

(iii) Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant's termination of employment or service or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company for cancellation at no cost to the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units.

Schedule A

(iv) Vesting. Restricted Stock Units shall be subject to such restrictions as the Committee may impose, provided, however, that no Restricted Stock Units may vest before the date that is one year following the date it is issued, subject to any accelerated vesting in accordance with Section 4.6 of Policy 4.4.

(d) Deferred Share Units. The Committee is hereby authorized to grant an Award of Deferred Share Units to officers and directors of the Company only, with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine:

(i) Vesting. Deferred Share Units shall be subject to such restrictions as the Committee may impose, subject to any accelerated vesting in accordance with Section 4.6 of Policy 4.4. All Deferred Share Units awarded to Participants shall vest upon each Participant's Separation Date, provided, however, that no Deferred Share Unit may be exercised until the date that is at least one year following the date such Deferred Share Units are issued.

(ii) Settlement. One Share for each Deferred Share Unit held by a Participant shall be issued and delivered to the such Participant (or after the Participant's death, o the legal representative of the Participant) on the Separation Date; provided, that the Committee may elect to pay cash, or part cash and part Shares in lieu of delivering only Shares (including having a third-party trustee acquire Shares in the open market on behalf of the Participant, and transfer such Shares to the Participant, after the Participant's death, the legal representative of the Participant). For certainty, all Shares and cash (if applicable) shall be delivered no later than December 31 of the calendar year following the calendar year of the Participant's Separation Date.

(e) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons.  A Performance Award granted under this Plan (i) may be denominated or payable in cash or Shares (including, without limitation, Restricted Stock Units), and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Committee shall establish.  Subject to the terms of this Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding the foregoing, in the case of Canadian Taxpayers, all amounts payable pursuant to a Performance Award shall be paid by a date not be later than December 31 of the third calendar year following the year services were performed in respect of the corresponding Performance Award. For the avoidance of doubt, and to the extent applicable, no Performance Awards may vest before the date that is one year following the date of issuance.

Schedule A

(f) Ceasing to be an Eligible Person.  If a Participant ceases to be an Eligible Person, his or her Awards shall be exercisable as follows (subject to any other provisions of this Plan permitting any extension, and any extension that may be approved by the directors and permitted by the policies of the TSXV):

(i) Death or Disability

If the Participant ceases to be an Eligible Person, due to his or her death or Disability, the Awards then held by the Participant shall be eligible to acquire vested Shares at any time up to but not after the earlier of:

(A) 365 days after the date of death or Disability; and

(B) the expiry date of such Award;

(ii) Termination For Cause

If the Participant ceases to be an Eligible Person as a result of Termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Participant is employed or engaged, any outstanding Award held by such Participant on the date of such Termination, whether in respect of Shares that are vested or not, shall be cancelled as of the date of Termination.

(iii) Retirement, Voluntary Resignation or Termination Other than For Cause

If the Participant ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force, or due to his or her Termination by the Company other than for cause, or due to his or her voluntary resignation, the Awards then held by the Participant shall be exercisable to acquire vested Shares at any time up to but not after the earlier of the expiry date of each such Award and the date which is six (6) months after the Participant ceases to be an Eligible Person.

(iv) Interpretation

(A) For purposes of Section 6(g), the dates of death, Disability, Termination, retirement, voluntary resignation, ceasing to be an Eligible Person and incapacity shall be interpreted to be without regard to any period of notice (statutory or otherwise) or whether the Participant or his or her estate continues thereafter to receive any compensatory payments from the Company or is paid salary by the Company in lieu of notice of Termination.

(B) For greater certainty, an Award that had not become vested in respect of certain unissued Shares at the time that the relevant event referred to in this Section 6(g) occurred, shall not be or become vested or exercisable in respect of such unissued Shares and shall be cancelled.

Schedule A

(C) For purposes of Section 6(g), with respect to any Eligible Person who is subject to Section 409A of the Code, the term "Award" shall mean an Option or a Stock Appreciation Right to the extent such Award is exercisable, but not a Deferred Share Unit, Restricted Stock Unit, or Performance Award granted under this Plan.

(g) General(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Unless an Award Agreement expressly states otherwise, all dollar values awarded and purchase consideration shall be in Canadian currency.

(ii) Limits on Transfer of Awards. Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

(iii) Black-out Period. Notwithstanding any other provision of this Plan, if the date that any vested Award held by a non-Canadian Taxpayer ceases to be exercisable occurs during a Blackout Period or other trading restriction imposed by the Company (provided such trading restriction is in accordance with Policy 4.4), then the expiry date of such Award (except for Incentive Stock Options or Awards granted to Canadian Taxpayers) shall be automatically extended to the tenth (10th) Business Day following the date the relevant Blackout Period or other trading restriction imposed by the Company is lifted, terminated or removed.

(iv) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under this Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(v) Prohibition on Option and Stock Appreciation Right Repricing.  Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company's shareholders and applicable stock exchange approval, seek to effect any repricing of any previously granted, "underwater" Option (or Stock Appreciation Right) by:  (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price (or grant price); (ii) canceling the underwater Option (or Stock Appreciation Right) and granting either (A) replacement Options (or Stock Appreciation Rights) having a lower exercise price (or grant price); or (B) Restricted Stock Units or Performance Award in exchange; or (iii) cancelling or repurchasing the underwater Option (or Stock Appreciation Right) for cash or other securities.  An Option or Stock Appreciation Right will be deemed to be "underwater" at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price (or grant price) of the Award.

Schedule A

(vi) Section 409A Provisions.  Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under this Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

(vii) Acceleration of Vesting or Exercisability.  No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change of Control event, unless such acceleration occurs upon the consummation of (or is effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Change of Control event.

(viii) Bona Fide Employees. For Awards granted to employees of the Company, Consultants or individuals employed by a company or individual providing management services to the Company, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide employee of the Company, Consultant or individual employed by a company or individual providing management services to the Company, as the case may be.

Schedule A

(ix) Continuation of Deferred Share Units.  In the event of a Change of Control without the holder of Deferred Share Units being subject to his or her Separation Date prior to such Change of Control, any Deferred Share Units held by such Participant will continue and the Participant shall be entitled to receive upon his or her Separation Date the underlying Shares or cash payment, as applicable, or if the Change of Control results in a capital adjustment as contemplated in Section 4(c), any applicable adjusted number of Shares or other securities, cash or assets determined by the Board in accordance with such adjustment provisions.

Section 7. Amendment and Termination; Corrections

(a) Amendments to this Plan and Awards.  The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in this Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof, and provided further that to the extent a Participant is subject to taxation under the Code, no amendment to a previously granted Award or Award Agreement will be undertaken, and no exchange or substitution of one Award for another will be undertaken, in a manner that would cause such Award not to be exempt from, or not to comply with, Code Section 409A. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange.  For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue this Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to make any amendment of a "housekeeping" nature, including, without limitation, to clarify the meaning of an existing provision of this Plan, correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan, correct any grammatical or typographical errors or amend the definitions in this Plan regarding administration of the Plan. For the avoidance of doubt, the Company may settle any such additional entitlements as a result of an adjustment under Section 4(c) with cash in lieu of Shares if the Company does not have a sufficient number of Shares available to satisfy its obligations in respect of such adjustment or where the issuance of Shares underlying an Award would result in a breach on the limit of the number of Shares available for issuance under this Plan.

Notwithstanding the foregoing and for greater certainty, prior approval of the shareholders of the Company shall be required for any amendment to this Plan or an Award that would:

(i) require shareholder approval under the rules or regulations of securities exchange that is applicable to the Company;

(ii) change the persons eligible to be granted or issued Awards under this Plan;

(iii) change the limits under this Plan on the amount of Awards that may be granted or issued to any one person or any category of persons;

Schedule A

(iv) increase the number of shares authorized under this Plan as specified in Section 4 of this Plan, other than an adjustment pursuant to Section 4(c);

(v) alter the method for determining the exercise price of Options;

(vi) change the maximum term of an Award;

(vii) change the expiry and termination provisions applicable to Awards, including the addition of a Blackout Period;

(viii) add a Net Exercise (as such term is defined in Policy 4.4) provision;

(ix) permit re-pricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(v) of this Plan;

(x) permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value (but not less than the Discounted Market Price) of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of this Plan;

(xi) inclusion of any method or formula for calculating prices, values or amounts under this Plan that may result in a benefit to a Participant, including but not limited to the formula for calculating the appreciation of a Stock Appreciation Right; or

(xii) amend this Section 7(a).

Disinterested Shareholder Approval is required for the following amendments to this Plan:

(i) the aggregate number of Awards reserved for issuance under the grant to Insiders (as a group) at any point in time exceeding 10% of the issued Shares;

(ii) any individual Award grant that would result in the grant to Insiders (as a group), within a twelve (12) month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Shares, calculated on the date an Award is granted to any Insider;

(iii) any individual Award grant that would result in the number of Shares issued to any individual in any twelve (12) month period under this Plan exceeding five percent (5%) of the issued Shares;

(iv) any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of the Award; and

(A) any individual Award grant requiring shareholder approval pursuant to section 5.3(a)(ii) of Policy 4.4.

(b) Corporate Transactions and Change of Control.  In the event of a Change of Control of the Company (or if the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the Change of Control event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

Schedule A

(i) either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant's vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant's rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that, subject to Section 6(g)(vii) and Section 6(g)(ix), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the Change of Control event.

For greater certainty, a Change of Control event shall not include the exchange or conversion of securities the Company that are exchangeable or convertible, as applicable, into Shares.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of this Plan.

Section 8. Income Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the required amount to satisfy federal, provincial, territorial or foreign taxes, required by law or regulation to be deducted or withheld with respect to any taxable event arising as a result of the Plan. With respect to any required withholding, the Company shall have the irrevocable right to, and the Participant consents to, the Company setting off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Company to the Participant (whether arising pursuant to the Participant's relationship as a director, officer, employee or consultant of the Company or otherwise), or may make such other arrangements that are satisfactory to the Participant and the Company. In addition, the Company may elect, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by withholding such number of Shares issuable pursuant to the Plan as it determines are required to be sold by the Company, as agent for the Participant, to satisfy any withholding obligations net of selling costs. The Participant consents to such sale and grants to the Company an irrevocable power of attorney to effect the sale of such Shares and acknowledges and agrees that the Company does not accept responsibility for the price obtained on the sale of such Shares. For greater certainty, the provisions of this Section 8 does not supersede any of the requirements of Policy 4.4 including, but not limited to, the alteration of the exercise price or an action resulting in a net exercise where such feature has not obtained prior shareholder approval.

Schedule A

Section 9. U.S. Securities Laws

Neither the Awards nor the securities which may be acquired pursuant to the exercise of the Awards have been registered under the Securities Act or under any securities law of any state of the United States of America and are considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act and any Shares shall be affixed with an applicable restrictive legend as set forth in the Award Agreement. The Awards may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Awards or the securities underlying the Awards.  Each U.S. Award Holder or anyone who becomes a U.S. Award Holder, who is granted an Award in the United States, who is a resident of the United States or who is otherwise subject to the Securities Act or the securities laws of any state of the United States will be required to complete an Award Agreement which sets out the applicable United States restrictions.

Section 10. General Provisions

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under this Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of this Plan and any other terms and conditions (not inconsistent with this Plan) determined by the Committee.

(c) Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of this Plan as set forth herein or subsequently amended, the terms of this Plan shall control.

Schedule A

(d) No Rights of Shareholders.  Neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases, provided such additional compensation plan or arrangement complies with Section 3.1 of Policy 4.4.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under this Plan or any Award, unless otherwise expressly provided in this Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in this Plan, each Participant shall be deemed to have accepted all the conditions of this Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law.  The internal law, and not the law of conflicts, of the Province of British Columbia shall govern all questions concerning the validity, construction and effect of this Plan or any Award, and any rules and regulations relating to this Plan or any Award.

(h) Severability.  If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under this Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

Schedule A

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

Section 11. Clawback or Recoupment

All Awards under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule.

Section 12. Effective Date of this Plan

This Plan was adopted by the Board on April 21, 2022. This Plan shall be effective upon the approval of this Plan by: (i) the TSXV or any other exchange upon which the Shares may be posted or listed for trading, and shall comply with the requirements from time to time of the TSXV or such other exchange upon which the Shares may be posted or listed for trading; and (ii) and (ii) the shareholders of the Company, by written resolution signed by all shareholders or given by the affirmative vote of a majority of the votes attached to the Shares entitled to vote and be represented and voted at an annual or special meeting of shareholders of the Company held, among other things, to consider and approve this Plan.

Section 13. Term of this Plan

No Award shall be granted under this Plan, and this Plan shall terminate, on the earlier of (i) May 30, 2032, (ii) the tenth anniversary of the date this Plan is approved by the shareholders of the Company, or (iii) any earlier date of discontinuation or termination established pursuant to Section 7(a) of this Plan.  Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to this Plan and any Awards, and the authority of the Board to amend this Plan, shall extend beyond the termination of this Plan.

Schedule A

SCHEDULE "A"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

OPTION AGREEMENT

[Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until  [insert date that is four months and one day after the date of grant].

[Hold period applicable only when options are granted to Insiders or issued at a price that is less than the Market Price (as such term is defined under TSXV Policy 1.1 - Interpretation]

[Insert the following U.S. legend if the Optionee is a U.S. Award Holder]

[THE OPTION REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Option Agreement is entered into between Contact Gold Corp. (the "Company") and the Optionee named below pursuant to the Contact Gold Corp. Equity Incentive Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1. on                                                                          (the "Grant Date");

2. [INSERT NAME] (the "Optionee");

3. was granted the option (the "Option") to purchase _________ Common Shares (the "Option Shares") of the Company;

Schedule A

4. for the price (the "Option Price") of $⬤ per share;

[For U.S. Participants, Option Price may not be less than Fair Market Value as of the Grant Date]

5. which shall be exercisable [immediately commencing on the Grant Date]/ as set forth in the vesting schedule below:

6. terminating on  ____________________________(the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan.  For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

[Insert the following U.S. legend if the Optionee is a U.S. Participant, as defined in the Plan:]

[The Plan provides for the granting of stock options that either (i) are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 ("Section 422 Stock Options"), as amended, or (ii) do not qualify as Section 422 Stock Options ("Non-Qualified Stock Options"). This Option is intended to be (select one):

☐ a Section 422 Stock Option; or

☐ a Non-Qualified Stock Option.

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the date of the grant of the Option through to the Expiry Date by delivering to the Company an Exercise Notice, in the form attached as Appendix "I" hereto, together with a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Option Price of the Option Shares in respect of which the Option is being exercised.

If the Optionee is a U.S. Award Holder, the Optionee acknowledges and agrees as follows:

(a) The Option and the Option Shares (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Option is being granted to the Optionee in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(b) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Optionee may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

Schedule A

(c) If the Optionee decides to offer, sell or otherwise transfer any of the Option Shares, the Optionee will not offer, sell or otherwise transfer the Option Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Option Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(d) The Option may not be exercised by or for the account or benefit of a person in the United States or a U.S. person unless registered under the U.S. Securities Act and any applicable state securities laws, unless an exemption from such registration requirements is available.

(e) The certificate(s) representing the Option Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

Schedule A

provided, that if the Option Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and such Shares were acquired at a time when the Company is a "foreign issuer" as defined in Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f) Rule 905 of Regulation S provides in substance that any "restricted securities" that are equity securities of a "domestic issuer" (including an issuer that no longer qualifies as a "foreign issuer") will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S; that Rule 905 of Regulation S will apply in respect of Shares if the Company is not a "foreign issuer" at the time of exercise of the related Options; and that the Company is not obligated to remain a "foreign issuer".

(g) "Domestic issuer", "foreign issuer", "United States" and "U.S. person" are as defined in Regulation S.

Schedule A

(h) If the Optionee is resident in the State of California on the effective date of the grant of the Option, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Optionee acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Optionee by the Company upon the Optionee's request.]

To the extent that the Option is potentially subject to taxation under either Canada or the U.S. or both jurisdictions, the Optionee acknowledges that the Optionee has had adequate opportunity to obtain advice of independent tax counsel with respect to the tax treatment of the Option (including federal, state and provincial, as applicable).  Furthermore, non-U.S. Optionees who are granted Options that are not subject to the restrictions applicable to U.S. Participants but who subsequently become subject to U.S. source income are strongly encouraged to seek advice of independent tax counsel to determine the applicability of U.S tax law to such Options.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

Acknowledgement - Personal Information

The undersigned hereby acknowledges and consents to:

(a) the disclosure to any applicable stock exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and

(b) the collection, use and disclosure of such personal information by the applicable stock exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

Schedule A

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the               day of                                                         , 20              .

OPTIONEE	CONTACT GOLD CORP.
Per: ________________________________
Signature	Authorized Signature
Print Name
Address

Schedule A

APPENDIX "I" TO OPTON AGREEMENT

CONTACT GOLD CORP.

STOCK OPTION EXERCISE NOTICE

TO: CONTACT GOLD CORP. (the "Company")

1. The undersigned (the "Optionee"), being the holder of options to purchase ________________ Common Shares of the Company (each an "Option Share") at the price (the "Option Price") of C$______ per Option Share, hereby irrevocably gives notice, pursuant to the Company's Equity Incentive Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for ____________ of such Option Shares of the Company.

2. The Optionee tenders herewith:

_____ a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Option Price of the aforesaid Option Shares;

____ delivery of ____ previously acquired shares duly endorsed for transfer to the Company; or

____ reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Option Price.

Optionee will deliver any other documents that the Company requires. Optionee directs the Company to issue a share certificate evidencing said Option Shares in the name of the Optionee to be mailed to the Optionee at the following address:

 ___________________________________
 ___________________________________

 ___________________________________

 ___________________________________

3. By executing this Exercise Notice, the Optionee hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the Optionee's Option Agreement.

4. The Optionee is resident in __________ [name of state/province].

5. The Optionee represents, warrants and certifies as follows (please check all of the categories that apply):

(a) ☐ the Optionee at the time of exercise of the Option is not in the United States, is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Option on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

Schedule A

(b) ☐ the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Exercise Notice;

(c) ☐ the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a natural person who is either: (i) a director, officer or employee of the Company or of a majority-owned subsidiary of the Company (each, an "Eligible Company Optionee"), (ii) a natural person consultant who is providing bona fide services to the Company or a majority-owned subsidiary of the Company that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities (an "Eligible Consultant"), or (iii) a former Eligible Company Optionee or Eligible Consultant; and/or

(d) ☐ if the undersigned holder is resident in the United States or is a U.S. person, the undersigned holder has delivered to the Company and the Company's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the securities to be delivered upon exercise of the Option, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available;

6. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 5(b), (c) or (d) above is checked.

7. If the undersigned Optionee has marked Box 5(b), (c) or (d) above, the undersigned Optionee hereby represents, warrants, acknowledges and agrees that:

(a) funds representing the subscription price for the Option Shares which will be advanced by the undersigned to the Company upon exercise of the Options will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

Schedule A

(b) the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(c) there may be material tax consequences to the Optionee of an acquisition or disposition of any of the Option Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Optionee under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Company will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended; and

(d) if the undersigned has marked Box 5(c) above, the Company may rely on the registration exemption in Rule 701 under the U.S. Securities Act and a state registration exemption, but only if such exemptions are available; in the event such exemptions are determined by the Company to be unavailable, the undersigned may be required to provide additional evidence of an available exemption, including, without limitation, the legal opinion contemplated by Box 5(d).

8. If the undersigned Optionee has marked Box 5(b) above, the undersigned represents and warrants to the Company that:

(a) the Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Option Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(b) the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the Optionee has considered necessary or appropriate in connection with his or her investment decision to acquire the Option Shares;

(c) the undersigned is: (i) purchasing the Option Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; and (ii) is purchasing the Option Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and

(d) the undersigned has not exercised the Option as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

Schedule A

9. If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking Box 5(b) above, or if the undersigned has marked Box 5(c) above on the basis that the exercise of the Option is subject to the registration exemption in Rule 701 under the U.S. Securities Act and an available state registration exemption, the undersigned also acknowledges and agrees that:

(a) the Option Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Option Shares will be issued as "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws absent an exemption from such registration requirements; and

(b) the certificate(s) representing the Option Shares will be endorsed with a U.S. restrictive legend substantially in the form set forth in the Option Agreement until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws.

10 The undersigned Optionee hereby represents, warrants, acknowledges and agrees that the certificate(s) representing the Option Shares may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the TSX Venture Exchange, if applicable, and applicable securities laws.

DATED the ________ day of ____________________, __________.

X __________
Signature of individual (if Optionee is an individual)

X __________
Authorized signatory (if Optionee is not an individual)

____________
Name of Optionee (please print)

____________
Name of authorized signatory (please print)

Schedule A

____________ Official capacity of authorized signatory (please print)

Schedule A

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of an option to purchase common shares of Contact Gold Corp. (the "Company") by the Optionee, the Optionee hereby represents and warrants to the Company that the Optionee satisfies one or more of the following categories of U.S. Accredited Investor (please initial each category that applies):

______ (1) Any director or executive officer of the Company; or

______ (2) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase of the Option Shares contemplated by the accompanying Exercise Notice, exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of the Option Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time execution of the accompanying Exercise Notice exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

______ (3) A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Schedule A

APPENDIX "II" TO OPTION AGREEMENT

CONTACT GOLD CORP.

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Contact Gold Corp. (the "Company")

AND TO: Registrar and transfer agent for the common shares of the Company

The undersigned (a) acknowledges that the sale of ____________________________________ (the "Securities") of the Company, represented by certificate number _________________________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not (A) an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (B) a "distributor" as defined in Regulation S or (C) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated _______________.

X ________-__
Signature of individual (if Seller is an individual)

X ___________
Authorized signatory (if Seller is not an individual)

_____________
Name of Seller (please print)

_____________
Name of authorized signatory (please print)

_____________
Official capacity of authorized signatory (please print)

Schedule A

Affirmation by Seller's Broker-Dealer
(Required for sales pursuant to Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller's account, of _________________ common shares (the "Securities") of the Company represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated: ________________________.

_______________________________________
Name of Firm

By:   ___________________________________
 Authorized Officer

Schedule A

SCHEDULE "B"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

RESTRICTED SHARE UNIT GRANT AGREEMENT

[Insert the following U.S. legend if the Eligible Person is a U.S. Award Holder]

[THE RESTRICTED SHARE UNIT REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON SETTLEMENT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Restricted Share Unit ("RSU") Grant Agreement is made the day of , 20 between, the undersigned "Eligible Person" (the "Eligible Person"), being an employee, director, officer or consultant of Contact Gold Corp. (the "Company") or a Designated Affiliate thereof, pursuant to the terms of the Equity Incentive Plan of the Company (which Plan, as the same may from time to time be modified, supplemented or amended and in effect, is herein referred to as the "Plan"), and the Company.

In consideration of the grant of RSUs made to the Eligible Person pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged), the Eligible Person hereby agrees and confirms that:

1. The Eligible Person has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan.

2. The Eligible Person accepts and consents to and shall be deemed conclusively to have accepted and consented to, and agreed to be bound by, the provisions and all terms of the Plan and all bona fide actions or decisions made by the Board, the Committee or any person to whom the Committee may delegate administrative duties and powers in relation to the Plan, which terms and consent shall also apply to and be binding on the legal representatives, beneficiaries and successors of the undersigned.

3. On , 20 , the Eligible Person was granted RSUs, which grant is evidenced by this Agreement.

Schedule A

4. Except otherwise set forth in the Plan, the Redemption Date(s) for the Restricted Share Units is/are as follows:

5. The value of the RSUs is based on the value of the common shares of the Company and therefore is not guaranteed.

6. In the event of any discrepancy between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise specified herein.

7. The Restricted Share Units, which grant is evidenced by this Agreement, are also subject to the terms and conditions contained in the appendixes, if any, attached hereto.

8. This Restricted Share Unit Grant Agreement shall be considered as part of and an amendment to any employment agreement between the Eligible Person and the Company and the Eligible Person herby agrees that the Eligible Person will not make any claim under that employment agreement for any rights or entitlement under the Plan or damages in lieu thereof except as expressly provided in the Plan.

[Insert the following U.S. legend if the Eligible Person is a U.S. Participant, as defined in the Plan:]

[If the Eligible Person is a U.S. Award Holder, the Eligible Person acknowledges and agrees as follows:

(A) The Restricted Share Unit and the Shares issuable upon vesting and settlement hereof (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Restricted Share Unit is being granted to the Eligible Holder in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(B) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Eligible Holder may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

(C) If the Eligible Holder decides to offer, sell or otherwise transfer any of the Shares, the Eligible Holder will not offer, sell or otherwise transfer the Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

Schedule A

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(D) The certificate(s) representing the Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Schedule A

(E) If the Eligible Person is resident in the State of California on the effective date of the grant of the Restricted Share Unit, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Eligible Person acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Eligible Person by the Company upon the Eligible Person's request.]

Schedule A

This Agreement shall be determined in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein. Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

CONTACT GOLD CORP.		ELIGIBLE PERSON

Per:		By:
	Authorized Signatory:		Print Name:

Schedule A

SCHEDULE "C"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

DEFERRED SHARE UNIT GRANT AGREEMENT

[Insert the following U.S. legend if the Eligible Participant is a U.S. Award Holder]

[THE DEFERRED SHARE UNIT REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON SETTLEMENT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Deferred Share Unit ("DSU") Grant Agreement is made the day of , 20 between, the undersigned director and/or officer of the Company or a Designated Affiliate thereof  (the "Eligible Participant"), pursuant to the terms of the Equity Incentive Plan of the Company (which Plan, as the same may from time to time be modified, supplemented or amended and in effect, is herein referred to as the "Plan"), and the Company.

The Eligible Participant confirms and acknowledges that:

1. He/she has received a copy of the terms of the Plan and this Agreement, understands and agrees to be bound by them.

2. On , 20 , the Eligible Participant was granted DSUs, which grant is evidenced by this Agreement.

3. [OMIT FOR US TAXPAYERS: He/she will not be able to cause the Company to redeem DSUs referred to above or any additional DSUs credited to the Eligible Participant's Account pursuant to the Plan in respect of such DSUs until following his/her Separation Date. ] [FOR US TAXPAYERS ONLY: Notwithstanding anything to the contrary in the Plan or otherwise, the Eligible Participant's Account shall be redeemed and the DSUs issued hereunder shall be redeemed in [one][two][equal] installment[s], with one Redemption Date occurring within thirty (30) days of the US Taxpayer's Separation from Service but in no event later than the last day of the calendar year in which such Separation of Service occurs [and, the second Redemption Date occurring on [March 1] of the calendar year following such Separation from Service.]

Schedule A

4. When DSUs referred to above and additional DSUs credited to the Eligible Participant's Account pursuant to his/her election are redeemed in accordance with the terms of the Plan after he/she is no longer either a director or officer of the Company, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Company will make all appropriate withholdings as required by law at that time.

5. The value of the DSUs is based on the value of the common shares of the Company and therefore is not guaranteed.

6. In the event of any discrepancy between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise specified herein.

7. This Agreement shall be determined in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.

[Insert the following U.S. legend if the Eligible Participant is a U.S. Participant, as defined in the Plan:]

[If the Eligible Participant is a U.S. Award Holder, the Eligible Participant acknowledges and agrees as follows:

(A) The Deffered Share Unit and the Shares issuable upon vesting and settlement hereof (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Deferred Share Unit is being granted to the Eligible Holder in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(B) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Eligible Holder may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

(C) If the Eligible Holder decides to offer, sell or otherwise transfer any of the Shares, the Eligible Holder will not offer, sell or otherwise transfer the Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

Schedule A

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(D) The certificate(s) representing the Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Schedule A

(E) If the Eligible Participant is resident in the State of California on the effective date of the grant of the Deferred Share Unit, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Eligible Participant acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Eligible Participant by the Company upon the Eligible Participant's request.]

CONTACT GOLD CORP.		ELIGIBLE PARTICIPANT

Per:		By:
	Authorized Signatory:		Print Name:

Schedule A